EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement"), dated March 2, 2021 (the "Execution Date"), is between Primordia, LLC, a Nevada limited liability company (“Seller”) and Green Hygienics Holdings Inc., a Nevada Corporation ("Purchaser"). The Parties agree as follows:

ARTICLE 1 - RECITALS

1.1 Seller has been engaged in the Business and has office and warehousing in Imperial County California.

1.2 Seller has suffered financial setbacks and has unpaid outstanding debts and obligations.

1.3 At Closing, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, the Assets.

ARTICLE 2 - DEFINITIONS

2.1 Defined Terms. In addition to terms defined elsewhere in this Agreement, the following word and phrases shall have the meanings assigned to them, unless the context otherwise indicates, for purposes of this Agreement and all Exhibits and Schedules:

"Affiliate" means, as to a Person, any other Person controlling, controlled by, or under common control with such first Person. As used in this definition, the term "control" (including the terms "controlling", "controlled by", and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through equity ownership, by contract, or otherwise. A person shall be deemed Affiliated with any other person that is an Affiliate.

"Ancillary Document" means any document referred to herein or reasonably contemplated under this Agreement to be executed by a Party hereto.

"Assets" means all of the personal property, Inventory, Intellectual Property, assets, cash on hand, rights, claims, leasehold interests, phone numbers, Business name, yellow page listing, and goodwill, whether tangible or intangible, of Seller of every kind and character used in the Business or owned by Seller but shall not include the Excluded Assets.

"Bill of Sale" means a bill of sale in form attached as Exhibit 2.1A.

"Business" means growing, milling, and processing hemp and selling the processed products derived therefrom and all other businesses engaged in by Seller in the calendar year prior to Closing as may be continued by Purchaser with the Assets following Closing.

ASSET PURCHASE AGREEMENT - PAGE 1

"Business Day" means any day other than a Saturday, Sunday, or other day on which federally chartered commercial banks in Wichita, Kansas are authorized by Law to close.

"Closing" means the transfer of the Assets by Seller to Purchaser, the transfer by Purchaser to Seller of that portion of the Purchase Price to be paid at Closing, and the consummation of the other Transactions.

“Collective” means a group of farming entities which have each signed a Grower’s Agreement or comparable document in form similar to Exhibit 2.1B attached to this Agreement.

“Collective Receivables” means all amount owed to Seller from Growers or their Affiliates.

"Excluded Assets" means the Accounts Receivable due from members of the Collective and all real property rights.

“Grower” has the meaning stated in Exhibit 2.1B and similar Grower’s Agreements and comparable documents.

"Intellectual Property" means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, patentable ideas or methodologies, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration, whether arising by operation of law, contract, license, or otherwise, (f) internet websites, addresses, and other identifications used in the Business and (g) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

"Inventory" means all personal property and goods held for sale or lease or to be furnished under contracts of service and all raw materials, work-in-process, finished goods, and packaging.

"Law" or "Laws" means any and all applicable statutes, laws, ordinances, proclamations, regulations, published requirements, orders, decrees, and rules of any federal, state, or local government, political subdivision, or governmental or regulatory authority, agency, board, bureau, commission, instrumentality, or court or quasi-governmental authority.

"Note" means a promissory note in form attached as Exhibit 2.1C.

"Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, any other entity, an individual, a government or political subdivision thereof, or a government agency.

ASSET PURCHASE AGREEMENT - PAGE 2

“Purchase Price” means Four Hundred Thirty-One Thousand One Hundred Thirty-Seven Dollars ($431,137.00).

"Transactions" means the transactions contemplated by this Agreement.

ARTICLE 3 – PURCHASE AND SALE OF ASSETS

3.1 The Purchase. At Closing:

(a) Seller shall sell and deliver the Assets to Purchaser,

(b) Purchaser shall purchase the Assets from Seller, and

(c) Purchaser shall pay the cash portion of the Purchase Price, and deliver the Note to Seller fully executed.

3.2 Purchase Price. The Purchase Price will be and paid as follows:

(a) Twenty-Five Thousand Dollars ($25,000.00) in cash within 72 hours of or received at Closing, and

(b) the remainder of the Purchase Price by execution and delivery of the Note by Purchaser at Closing.

ARTICLE 4 - ALLOCATION OF PURCHASE PRICE

4.1 Allocation of Purchase Price. Purchaser and Seller agree to allocate the Purchase Price among the Assets for all purposes in accordance with Schedule 4.1.

ARTICLE 5 - CLOSING

5.1 Closing. Closing shall be held at the offices of Seller promptly following execution of this Agreement or at such other time and date and place as the Parties may agree. The effective time of Closing shall be 12:01 AM central time on the day of Closing. Failure to consummate the Transactions on the date and time and at the place selected shall not result in the termination of this Agreement and shall not relieve any Party to this Agreement of an obligation under this Agreement.

5.2. Simultaneous Action. No action taken at the Closing with respect to the consummation of the Transactions shall be deemed to have been taken until such time as the last of all such actions is taken or completed.

5.3 Closing Deliveries.

(a) Seller’s Deliveries. At Closing, Seller shall deliver to Purchaser:

ASSET PURCHASE AGREEMENT - PAGE 3

(i) The Assets, and

(ii) The Bill of Sale duly executed by Seller,

(b) Purchaser Deliveries. At Closing, Purchaser the shall deliver the Purchase Price to Seller.

(c) Ancillary Documents. At Closing, each Party shall execute and deliver each Ancillary Document required of it by this Agreement, and such other Ancillary Documents as any Party reasonably requests to consummate and evidence the Transactions.

5.4 Name. Promptly following Closing, Seller shall change its name and the name of any of its Affiliates to delete any use of or reference to the “Primordia” name. This shall not prohibit Seller from identifying itself as “[new name] formerly known as Primordia, LLC” as appropriate.

5.5 Post-Closing Documents. The Parties shall, from time to time after Closing, at the request of another Party and without further consideration, execute and deliver or cause to be executed and delivered to the other Parties such further instruments and documents of transfer, assignment, and conveyance, and shall take or cause to be taken such other action as reasonably requested, as may be necessary or desirable to evidence or effectively vest in Purchaser title to the Assets and to implement and carry into effect the Transactions.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to Purchaser:

6.1 Existence and Good Standing. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Nevada and is duly authorized, qualified and licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires Seller to be so licensed or qualified. Seller has full corporate power and authority to carry on the Business as it is now being conducted, to own and operate the Assets and to enter into and to perform this Agreement and the Ancillary Documents to be executed by Seller.

6.2 Authorization; Validity of Agreement. The execution, delivery, and performance of this Agreement and each Ancillary Document has been or will be duly authorized and approved by any necessary corporate action on the part of Seller, and at the Closing, no further corporate action on the part of Seller will be necessary to fully authorize such execution, delivery, and performance. Each Ancillary Document to which Seller is, or is to be, a party has been, or when executed will be, duly executed and delivered by Seller, and is, or will be upon execution, the legal, valid, and binding obligation of Seller, as the case may be, and is, or will be, enforceable against Seller in accordance with its terms, subject to Laws affecting generally the enforcement of creditors' rights and to general principles of equity.

ASSET PURCHASE AGREEMENT - PAGE 4

6.3 Brokerage Fees. There are no claims nor right to claim for investment banking fees, brokerage commissions, finder’s fees, or similar fees (collectively, "Broker Fees") in connection with the Transactions based on any arrangement or agreement made by or on behalf of any Seller.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

7.1 Existence and Good Standing. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Nevada and is duly authorized, qualified and licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires Purchaser to be so licensed or qualified. Purchaser has all requisite power and authority to enter into and perform this Agreement and the Ancillary Documents to be executed by Purchaser.

7.2 Authorization; Validity of Agreement. The execution, delivery, and performance by Purchaser of this Agreement and each Ancillary Document to which Purchaser is, or is to be, a Party, have been or will be duly authorized and approved by all necessary corporate action on the part of Purchaser, and at the Closing, no further corporate action on the part of Purchaser will be necessary to fully authorize such execution, delivery, and performance. This Agreement and each Ancillary Document to which Purchaser is, or is to be, a Party have been, or when executed will be, duly executed and delivered by Purchaser, and are, or will be upon execution, the legal, valid, and binding obligations of Purchaser, and are, or will be, enforceable against Purchaser in accordance with their terms, subject to Laws affecting generally the enforcement of creditors' rights and to general principles of equity.

7.3 Brokerage. There are no claims nor right to claim for any Broker Fees in connection with the Transactions based on any arrangement or agreement made by or on behalf of Purchaser or its Affiliates.

ARTICLE 8 – CONDITION OF ASSETS

8.1 As Is/Where Is. The Assets are sold by Seller to Purchaser in their current condition, As Is/Where Is including no warranty of merchantability or fitness for particular purpose. Purchaser shall remove tangible Assets from Seller’s place of business within two (2) weeks with the exception of the biomass which will be eight (8) weeks, following Closing or otherwise make arrangement with the owner of that property to maintain the tangible Assets at that location. Seller assumes no risk of loss to the Assets following Closing and all such risk shall be in Purchaser.

ASSET PURCHASE AGREEMENT - PAGE 5

ARTICLE 9 - CONDITIONS TO CLOSING

The obligations of the Parties to close the Transactions are subject to the satisfaction on or before Closing of the conditions set forth below:

9.1 Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at Closing. This condition may be waived by Purchaser.

9.2 Representations and Warranties of Purchaser. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at Closing. This condition may be waived by Seller.

ARTICLE 10 - MISCELLANEOUS

10.1 Termination. The obligation to close the Transactions may be terminated by:

(a) written agreement of the Parties hereto;

(b) Purchaser or Seller, as applicable, if the conditions precedent to their respective obligations to close the Transactions have not been satisfied or waived by them at Closing unless such failure of satisfaction or failure to close is due to the failure or refusal of any such Party to perform or observe the covenants, agreements, and conditions of this Agreement to be performed or observed by it at or before the Closing;

(c) Purchaser, if there has been a material breach of the representations or warranties by Seller or a material breach of, or material failure by Seller to comply with, its or their obligations hereunder; or

(d) Seller, if there has been a material breach of the representations or warranties of Purchaser herein or a material breach of, or material failure by Purchaser to comply with, its obligations hereunder.

10.2 Notices. Any notice, desired or necessary hereunder, shall be given in writing and either hand-delivered, electronically mailed, or mailed with proper postage prepaid, certified, return-receipt requested. If hand-delivered or electronically mailed any such notice shall be effective upon delivery. If mailed, such notice shall be effective on the second business day following mailing. Notices to Parties hereto shall be to the address stated below or such successor address as may be specified by notice hereunder. The addresses are as follows:

If to the Seller, to:	Primordia, LLC Attention: Cherry Lahar 8301 E. 21st N., Suite 420 Wichita, Kansas 67206 E-mail: cherry@everdesk.com

With a copy to:	Depew Gillen Rathbun & McInteer, LC Attention: Jack Scott McInteer 8301 E. 21st Street North, Suite 450 Wichita, Kansas 67206 E-mail: jmcinteer@depewgillen.com

ASSET PURCHASE AGREEMENT - PAGE 6

If to Purchaser, to:	Green Hygienics Holdings Inc. Attention: Ron Loudoun 13795 Blaisdell Place, Suite 202 Poway, CA 92064 E-mail: greenhygienicsholdings.com

With a copy to:
Attention: ________________________________________________________

E-mail: ___________________________________________________________

10.3 Assignment. No Party may sell, transfer, assign, pledge, or hypothecate its rights, interests, or obligations under this Agreement without the consent of the other Parties except that Purchaser may assign this Agreement to any Affiliate of Purchaser. Assignment of this Agreement shall not relieve the assignor of its obligations under this Agreement, and following assignment, the Assignor and Assignee shall be jointly and severally liable therefor.

10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Parties hereto and their respective successors and permitted assigns.

10.5 Governing Law. This Agreement shall be governed by and construed and enforced in all respects with the internal Laws of the State of California without regard to the conflicts of Laws principles thereof.

10.6 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

10.7 No Third-Party Beneficiaries. Except to the extent a third Person is expressly given rights herein, any agreement contained, expressed, or implied in this Agreement shall be for the benefit of the Parties and their respective successors and assigns and such agreements shall not inure to the benefit of the obligees of any indebtedness of any Party hereto, it being the intention of the Parties that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third Person is expressly given rights herein.

10.8 Press Releases. No Party shall not make any public or general announcement of the Transactions without first obtaining the consent of the other Parties to this Agreement.

10.9 Remedies. In addition to the rights and remedies of the Parties specifically provided for herein, each Party shall have such other remedies as shall be available under applicable law or in equity for another Party’s breach or failure to perform any of its representations, warranties, covenants, agreements, or obligations in this Agreement or in any Ancillary Document.

ASSET PURCHASE AGREEMENT - PAGE 7

10.10 Survival of Warranties. The representations and warranties contained in this Agreement shall survive Closing.

10.11 Time of the Essence. Time is of the essence with respect to the time periods set forth or referred to in this Agreement.

10.12 Fees and Expenses. All fees, costs, and expenses incurred in connection with the Transactions shall be paid by the Party incurring such fees, costs, and expenses.

10.13 Authority to Bind. Each individual who executes this Agreement on behalf of a Party represents that he or she is duly authorized to execute this Agreement on behalf of that Party and is operating within the scope of his or her authority.

10.14 Interpretation. The words "include," "includes" and "including" shall be deemed to be followed by "without limitation" and shall not be words of limitation or exclusion. "Shall" is a word of command and indicates mandatory action without discretion. "Or" shall include "and" unless the context requires otherwise within the sentence. The virgule or slash mark between two words such as "and/or" means either or both of the connected words, such that "and/or" means one or more of the items connected. The plural includes the singular and vice versa unless the context requires otherwise.

10.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A Party may execute this Agreement and any instrument envisioned in this Agreement electronically by complying with any applicable law providing for the validity of such execution, and each Party agrees that any such electronic execution by it shall be valid and binding.

10.16 Integration. This Agreement constitutes the full and complete understanding of the Parties. Any other oral or written prior agreements or understandings are superseded by this Agreement. Any amendment hereto must be in writing signed by both Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

PURCHASER		SELLER

Green Hygienics Holdings Inc.		Primordia, LLC

By:	/s/ Ron Loudoun	By:	/s/ Grant Mitchell
	Ron Loudoun		Grant Mitchell
Its:	CEO	Its:	CEO

ASSET PURCHASE AGREEMENT - PAGE 8

EXHIBITS AND SCHEDULES

Exhibit 2.1A – Bill of Sale.

Exhibit 2.1B – Sample Grower’s Agreement

Exhibit 2.1C – Note.

Schedule 4.1 – Allocation of Purchase Price

ASSET PURCHASE AGREEMENT - PAGE 9

PRIMORDIA ASSET LIST
Category	Asset	Volume	Book value	Market/appraisal value		Sale price

Intangibles	Trademark - Primordia		$1,200.00			$1,200.00
	Trademark - Primordia		$1,200.00			$1,200.00
	Trademark - Primordia Logo		$1,200.00			$1,200.00
	Trademark - Ratioecs		$1,200.00			$1,200.00
	Trademark - Ratioecs		$1,200.00			$1,200.00
	E-commerce website		$40,000.00			$4,000.00
	Customer List - sales and distribution pipeline					$25,000.00

Receivables
	Other Receivables		$805,205.21			$80,510.00

Hemp products	Seed	5,061 lbs	$303,964.87	$65,765.50		$5,000.00
	Biomass	3,212,626 lbs	$498,186.61	$100,000.00		$100,000.00
	Organic crude	363 liters	$381,244.48	$36,000.00		$18,000.00
	T-Free Crude	2 liters	$96,216.05	$500.00		$9,621.00
	T-Free Distillate	11.5 liters	$5,750.00	$5,000.00		$575.00
	Terpenes	64.7 liters	$96,216.05	$194,100.00		$100,000.00
	Primordia packaging		$3,615.72	$3,615.72		$361.00

Equipment	Air Blast Seed Cleaner	1 ea.	$8,730.00	$6,733.80		$873.00
	Stripping & Milling Line	1 ea.	$78,736.56	$60,740.10		$10,000.00
	Bale Squeezer - McHale R5	2 ea.	$5,926.00	$4,951.80		$592.00
	Juran Dryer Equipment	1 ea.	$35,000.00	$27,000.00		$30,000.00
	Cenrifuge	1 ea.	$2,416.44	$1,948.27		$241.00
	Flexar HPLC System	1 ea.	$57,880.33	$46,365.30		$25,000.00
	Testing Equipment	1 ea.	$5,365.46	$4,124.70		$536.00
	Growing Tent	6 ea.	$15,747.49	$12,148.20		$1,574.00
	Oven	1 ea.	$2,563.38	$2,194.90		$256.00
	Camera - Sony A7R4 and Accessories	1 ea.	$6,044.93	$3,627.00		$604.00
	Lenovo Computer	1 ea.	$1,848.55	$1,358.68		$184.00
	Laptop - Black Cobra CF-30 Toughbook	1 ea.	$914.49	$360.00		$91.00
	C-Stands	1 ea.	$300.00	$300.00		$300.00
	Iphones Xr	4 ea.	$2,999.95	$1,595.00		$299.00
	Panasonic Laptop Rugged CF-31 Toughbook	5 ea.	$4,449.75	$995.00		$444.00
	Acer Swift 3 SF315-41G- Laptop	1 ea.	$655.00	$470.00		$65.00
	Wisco 621 Commercial Countertop Convection Ovens	5 ea.	$2,395.00	$960.00		$239.00
	So-Low Freezer MV30-4UCF	1 ea.	$1,795.00	$450.00		$179.00
	Flammable Chemicals Container	1 ea.	$289.00	$80.00		$28.00
	8,000 BTU Portable Air Conditioner with Dehumidifier	10 ea.	$3,078.40	$1,990.00		$307.00
	AgroFlex T5 HO 44-4ft 4 T5- Lamp Fixture -120 Volt	12 ea.	$1,241.66	$800.00		$124.00
	Duralastics Clone Trays 4ftx8ft	12 ea.	$1,764.00	$882.00		$176.00
	Ez Clone Water Pump	12 ea.	$575.40	$288.00		$57.00
	Ez-Clone Cutting System Manifold	12 ea.	$455.40	$240.00		$45.00
	Covert 8"x24" Ventilation and Odor Control Kit	1 ea.	$230.00	$85.00		$23.00
	Miscellaneous Lab/Prep Inventory (<$75 listing price)	various	$2,339.00	$2,339.00		$233.00
	Gavita Pro 1700e LED Grow Light	12 ea.	$14,400.00	$9,600.00		$9,600.00

Total			$2,494,540.18	Total		$431,137.00

					Cash	$25,000.00
					Note	$406,137.00